 EXHIBIT (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-2 of our report dated May 3, 2018, relating to the financial statements of the Flat Rock Opportunity Fund (the “Fund”), as of March 15, 2018 (the Fund’s inception), and to the references to our firm in the Prospectus and Statement of Additional Information, which are incorporated by reference into this filing.

Cohen & Company, Ltd.

Cleveland, Ohio

June 27, 2018